EXHIBIT 10.2

CONTRIBUTION AGREEMENT

By and Among

KSP INVESTORS A L.P.,

KSP INVESTORS B L.P.,

KSP INVESTORS C L.P.,

THE INDIVIDUALS NAMED ON SCHEDULE I HERETO,

TIMOTHY J. CASEY,

JAMES J. DOWLING,

BRIAN P. FRIEDMAN,

EW TRANSPORTATION LLC,

K-SEA GP HOLDINGS LP

and

EW MERGERCO LLC

Dated as of [Closing Date], 2008

i

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of [             ], 2008 (this “Contribution Agreement”), is by and among KSP Investors A L.P., a Delaware limited partnership (“A LP”), KSP Investors B L.P., a Delaware limited partnership (“B LP”), KSP Investors C L.P., a Delaware limited partnership (“C LP” and, together with A LP and B LP, the “Investors”), the individuals listed on Schedule I hereto (collectively, the “Executives” and, together with the Investors, the “Contributing Parties”), Timothy J. Casey (“Casey”),  James J. Dowling (“Dowling”),  Brian P. Friedman (“Friedman”),  EW Transportation LLC, a Delaware limited liability company (“EW LLC”), K-Sea GP Holdings LP, a Delaware limited partnership (“Holdings”), and EW MergerCo LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings (“MergerCo”).  The above-named entities are sometimes referred to in this Contribution Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.

W I T N E S S E T H:

WHEREAS, the Contributing Parties, directly and indirectly, own certain interests in K-Sea Transportation Partners L.P., a Delaware limited partnership (the “MLP”), consisting of:

a.             a 100% interest in K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of K-Sea General Partner L.P. (“KSP GP of GP”), a Delaware limited partnership and the general partner of the MLP (“KSP GP”), and a 99.99% limited partner interest in KSP GP, which owns all of the 1.5% general partner interest and 100% of the incentive distribution rights in the MLP;

b.             (i) 2,082,500 common units representing limited partner interests in the MLP (“KSP Common Units”) and (ii) 900,682 subordinated units representing limited partner interests in the MLP (“KSP Subordinated Units”) indirectly owned through the Contributing Parties’ 100% membership interest in EW LLC;

c.             727,273 KSP Subordinated Units indirectly owned through EW Holding Corp., a Delaware corporation and a wholly owned subsidiary of EW LLC (“EWH Corp”);

d.             454,545 KSP Subordinated Units indirectly owned through EW Transportation Corp., a Delaware corporation and a wholly owned subsidiary of EWH Corp (“EWT Corp”);

WHEREAS, the Contributing Parties desire to transfer the economic benefits of their existing ownership interests in KSP GP and the MLP to Holdings in order to facilitate the Offering (as defined below) and promote the long-term growth opportunities of the Parties;

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.             Timothy J. Casey (“Casey”), James J. Dowling and Brian P. Friedman have formed K-Sea GP LLC (the “General Partner”) pursuant to the terms of the Delaware LLC Act and contributed $1,000 to the General Partner in exchange for all of the membership interests in the General Partner.

2.             The General Partner and Casey have formed Holdings pursuant to the terms of the Delaware LP Act and the General Partner received a non-economic general partner interest in Holdings and Casey contributed $1,000 to Holdings in exchange for a 100% limited partner interest in Holdings.

3.             Holdings has formed MergerCo pursuant to the Delaware LLC Act and contributed $1,000 to MergerCo in exchange for all of the membership interests in MergerCo.

WHEREAS, in connection with the closing of the Offering, each of the following shall occur as more fully set forth in Article II:

1.             KSP GP will merge with and into KSP GP of GP (with the surviving entity of such merger being referred to herein as the “Consolidated GP”).

2.             The Contributing Parties will contribute 100% of their respective interests in the Consolidated GP to Holdings in exchange for                            Common Units, and Casey’s limited partner interest in Holdings will be redeemed for $1,000.

3.             EWT Corp will merge with and into EWH Corp, and EWH Corp will merge with and into EW LLC.

4.             MergerCo will merge with and into EW LLC, whereby the Contributing Parties interests in EW LLC will be converted into                          Common Units.

5.             C LP will distribute the Common Units that it owns to its investors.

6.             The public, through the Underwriters, will purchase from certain of the Contributing Parties named in the Registration Statement (the “Selling Unitholders”) for $                           in cash less the Underwriters’ discounts and commissions of $                           [4,826,000] Common Units, representing a [32.2]% limited partner interest in Holdings.

7.                                       The public, through the Underwriters, will contribute $                   in cash less the Underwriters’ discounts and commissions of $               to Holdings in exchange for [1,424,000] Common Units, representing a [9.5]% limited partner interest in Holdings.

8.             Holdings will (a) pay Offering and related transaction expenses of approximately $       million (exclusive of the Underwriters’ discounts and commissions), (b) use $22.7 million of the net proceeds of the Offering to fund the retirement of the Assumed EW Liabilities (as defined below), (c) use $     million to repay in full the loan from EW LLC to Holdings referred to in Section 2.7(a) and (d) retain the balance of the net proceeds of the Offering (exclusive of the proceeds to the Selling Unitholders described above) for general partnership purposes.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Contribution Agreement referred to below:

“Assumed EW Liabilities” means $15.5 million of EW LLC’s debt and $7.2 million of federal and state income tax liabilities assumed by operation of law in the mergers effected in accordance with Section 2.2.

“Business Day” means any day other than a Saturday, a Sunday or any other day when banks are not open for business generally in the State of Delaware.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” means the common units representing limited partner interests in Holdings.

“Closing” means the closing of the transactions contemplated pursuant to this Contribution Agreement.

“Closing Date” means the date on which the Offering is consummated (ignoring for this purpose, the option granted by the Contributing Parties to the Underwriters to purchase up to 937,500 additional Common Units as provided in the Underwriting Agreement).

“Delaware LLC Act” means the Limited Liability Company Act of the State of Delaware, as amended and any successor to such act.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended and any successor to such act.

“First Delivery Date” has the same meaning as given to such term in the Underwriting Agreement.

“Governmental Authority” means (i) the United States of America, (ii) any state, province, county, municipality or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America, or of any state, province, county, municipality or other governmental subdivision within the United States of America.

“Offering” means the initial public offering of the Common Units contemplated by the Registration Statement.

“Person” means an individual, corporation, partnership (limited or general), limited liability company, trust, joint stock company, Governmental Authority, unincorporated association or other legal entity.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-149541), as amended, initially filed with the Commission on March 5, 2008.

“Securities Act” means the Securities Act of 1933, as amended.

“Underwriters” means those underwriters listed in the Underwriting Agreement (the “Underwriting Agreement”) between Lehman Brothers Inc. and Citigroup Global Markets Inc., as representatives of the Underwriters, the General Partner, Holdings and the Selling Unitholders dated as of                 , 2008.

ARTICLE II

CONTRIBUTION AND DISTRIBUTION TRANSACTIONS

Section 2.1             Merger of KSP GP and KSP GP of GP. KSP GP shall merge with and into KSP GP of GP, with KSP GP of GP being the surviving entity (hereinafter being referred to herein as the “Consolidated GP”), pursuant to the agreement and plan of merger attached hereto as Exhibit 2.1.

Section 2.2             Contribution of Interest in KSP GP by the Contributing Parties.

(a)           The Contributing Parties hereby grant, contribute, bargain, assign, transfer, set over and deliver to Holdings, its successors and assigns, for its and their own use forever, a 100% membership interest in the Consolidated GP (the “Transferred MLP GP Interest”, and together with the limited partner interests in the MLP owned by EW LLC immediately following the effective time of the EW LLC Merger, the “Transferred Assets”) in exchange for                  Common Units, representing a       % limited partner interest in Holdings.

(b)           Holdings shall redeem the limited partner interests issued to Casey in connection with the formation of Holdings for $1,000 in cash.

Section 2.3             EW LLC Subsidiary Transactions.

(a)           EWT Corp shall merge with and into EWH Corp, with EWH Corp being the surviving entity, pursuant to the agreement and plan of merger attached hereto as Exhibit 2.3(a).

(b)           EWH Corp shall merge with and into EW LLC, with EW LLC being the surviving entity, pursuant to the agreement and plan of merger attached hereto as Exhibit 2.3(b).

Section 2.4             Contribution of Interests in EW LLC by the Contributing Parties.

(a)           MergerCo shall merge with and into EW LLC, with EW LLC being the surviving entity (the “EW LLC Merger”), pursuant to the agreement and plan of merger attached hereto as Exhibit 2.4(a)(the “EW LLC Merger Agreement”).  As a result of this merger, EW LLC will become a wholly owned subsidiary of Holdings.

(b)           As more fully described in the EW LLC Merger Agreement, in consideration for the merger described in Section 2.4(a) above, Holdings will issue to the Contributing Parties                          Common Units, representing a     % limited partner interest in Holdings.

Section 2.5             Distribution of Common Units by C LP. C LP shall distribute the Common Units received by it in consideration for the transactions described in Sections 2.2 and 2.4.

Section 2.6             Public Cash Contribution.

(a)           The Parties acknowledge receipt of payment by the public, through the Underwriters, to the Selling Unitholders of $                 in cash, ($                 after the Underwriters’ discounts and commissions of $              ) in exchange for [4,826,000] Common Units representing a [32.2]% limited partner interest in Holdings.  Delivery of the Common Units to be delivered to the Underwriters on the First Delivery Date shall be completed by the issuance and delivery in [eight] consecutive deliveries, each equal to [12.5%] of the total number of Firm Units (as such term is defined in the Underwriting Agreement)

(b)           The Parties acknowledge a capital contribution by the public, through the Underwriters, to Holdings of $                 in cash, ($                 after the Underwriters’ discounts and commissions of $              ) in exchange for [1,424,000] Common Units representing a [9.5]% limited partner interest in Holdings.

(c)           Delivery of the Common Units to be delivered to the Underwriters on the First Delivery Date shall be completed by the issuance and delivery in [eight] consecutive deliveries (each, a “Delivery”), each equal to [12.5%] of the total number of Firm Units (as such term is defined in the Underwriting Agreement) set forth opposite each Underwriter’s name on Schedule 1 to the Underwriting Agreement; provided, however, that the Common Units sold by B LP pursuant to the Underwriting Agreement shall be sold in the first Delivery and any remaining Common Units to be sold by B LP pursuant to the Underwriting Agreement shall be sold in the second Delivery.

Section 2.7             Payment of Transaction Expenses by Holdings. The Parties acknowledge that in connection with the Offering, EW LLC has loaned Holdings $                         to pay for certain expenses of the Offering or related thereto.  In addition, the Parties acknowledge (a) the payment by Holdings, in connection with the transactions contemplated hereby, of estimated transaction expenses in the amount of approximately $       million (exclusive of the Underwriters’ discounts and commissions), (b) the use by Holdings of $22.7 million to retire the Assumed EW Liabilities, (c) the use by Holdings of $                       to repay in full the loan from EW LLC to Holdings referred to in the immediately preceding sentence and (d) the retention of the balance of the net proceeds of the Offering (exclusive of the proceeds to the Selling Unitholders described in Section 2.6(b)) for general partnership purposes.

Section 2.8            Reimbursement for MLP Distribution. With respect to the distributions paid by the MLP for the quarter ending [September 30], 2008 and received by (i) EW LLC relating to the 2,082,500 KSP Common Units and the 2,082,500 KSP Subordinated Units to be owned by EW LLC after the merger described in Section 2.4(a) (the “EW LLC Distribution”) and (ii) the Consolidated GP relating to the 1.5% general partner interest and 100% of the incentive distribution rights in the MLP to be owned by the Consolidated GP at the Closing (the “Consolidated GP Distribution,” and together with the EW LLC Distribution, the “Stub Period Distribution”), Holdings shall promptly pay after receipt of the Stub Period Distribution to the Contributing Parties pro rata based upon such Contributing Parties ownership interests in KSP GP of GP and EW LLC an amount in cash equal to the Stub Period Distribution multiplied by a fraction the numerator of which is the number of days in the period from [July 1], 2008 to and including the Closing Date and the denominator of which is [92].

Section 2.9             Issuance of New Certificates. At the Closing, Holdings shall issue to each of the Contributing Parties a certificate or certificates, which may be held in book entry form, representing the respective number of Common Units to be issued to such Contributing Parties pursuant to Sections 2.2 and 2.4 less any Common Units sold by such Contributing Parties described in Section 2.6(b).  Each such certificate shall be registered in the name of the Person or Persons specified by the recipient thereof to Holdings in writing at least two Business Days prior to the Closing Date.

Section 2.10           Certificate Legend. The certificates evidencing the Common Units delivered pursuant to Section 2.9 shall bear a legend substantially in the form set forth below and containing such other information as Holdings may deem necessary or appropriate:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF THE PARTNERSHIP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF THE PARTNERSHIP UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE THE PARTNERSHIP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED), OR (D) CAUSE THE PARTNERSHIP OR K-SEA TRANSPORTATION PARTNERS L.P. TO FAIL TO QUALIFY TO OWN/OPERATE VESSELS IN THE U.S. COASTWISE TRADE DUE TO NOT MEETING THE CITIZENSHIP REQUIREMENTS OF THE MARITIME LAWS.  K-SEA GP LLC, THE GENERAL PARTNER OF THE PARTNERSHIP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF THE PARTNERSHIP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1             Representations and Warranties of the Investors. Each of the Investors hereby represents and warrants to Holdings as of the date of this Contribution Agreement that such Investor has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with all requisite power and authority necessary to own or hold each such Investor’s properties and conduct the businesses in which each such Investor is engaged.

Section 3.2             Representations and Warranties of the Contributing Parties. Each of the Contributing Parties hereby represents and warrants to Holdings as follows as of the date of this Contribution Agreement that:

(a)           Such Contributing Party has all requisite power and authority necessary to execute and deliver this Contribution Agreement and to consummate the transactions contemplated hereby.

(b)           As of the date of this Contribution Agreement, following the consummation of the transactions described in Section 2.2, Holdings owns 100% of the issued and outstanding member interests in Consolidated GP; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of KSP GP of GP, as amended, restated, supplemented or otherwise modified on or prior to the Closing Date or any settlement date, and Holdings owns such member interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

(c)           As of the date of this Contribution Agreement, following the consummation of the transactions described in Section 2.4, Holdings owns 100% of the issued and outstanding member interests in EW LLC; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EW LLC, as amended, restated, supplemented or otherwise modified on or prior to the Closing Date or any settlement date, and Holdings owns such member interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

(d)           As of the date of this Contribution Agreement, following the consummation of the transactions described in Section 2.3, EW LLC owns 2,082,500 KSP Common Units and 2,082,500 KSP Subordinated Units; such limited partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of the MLP, as amended, restated, supplemented or otherwise modified on or prior to the Closing Date or any settlement date, and EW LLC owns such limited partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

(e)           All requisite corporate or partnership action required to be taken by such Contributing Party or any of their securityholders for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement has been validly taken.

(f)            None of the (i) execution, delivery and performance of this Agreement by such Contributing Party, or (ii) consummation of the transactions contemplated hereby by such Contributing Party (A) conflicts or will conflict with or constitutes or will constitute a violation of the governing documents of such Contributing Party, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Contributing Party is a party or by which such Contributing Party or any of its respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any Governmental Authority or body having jurisdiction over such Contributing Party, or any of its respective properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Contributing Party, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a material adverse effect on (i) the transactions contemplated by this Agreement or (ii) the ownership and use by Holdings of the Transferred Assets at or after the Closing (a “Material Adverse  Effect”).

(g)           No permit, consent, approval, authorization, order, registration, filing or qualification (a “Consent”) of or with any Governmental Authority or body having jurisdiction over such Contributing Party or any of its respective properties is required in connection with (i) the execution, delivery and performance of this Agreement by such Contributing Party, or (ii) the consummation by such Contributing Party of the transactions contemplated by this Agreement, except for such Consents that have been obtained.

Section 3.3             Representations and Warranties of Casey, Dowling and Friedman. Each of Casey, Dowling and Friedman hereby represents and warrants to Holdings as follows as of the date of this Contribution Agreement that:

(a)           Such Party has all requisite power and authority necessary to execute and deliver this Contribution Agreement and to consummate the transactions contemplated hereby.

(b)           None of the (i) execution, delivery and performance of this Agreement by such Party, or (ii) consummation of the transactions contemplated hereby by such Party (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Party is a party or by which such Party or any of its respective properties may be bound, (B) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any Governmental Authority or body having jurisdiction over such Party, or any of its respective properties or assets, or (C) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Party, which conflicts, breaches, violations, defaults or liens, in the case of clauses (A) or (C), would, individually or in the aggregate, have a Material Adverse Effect.

(c)           No Consent of or with any Governmental Authority or body having jurisdiction over such Party or any of its respective properties is required in connection with (i) the execution, delivery and performance of this Agreement by such Party, or (ii) the consummation by such Party of the transactions contemplated by this Agreement, except for such Consents that have been obtained.

ARTICLE IV

FURTHER ASSURANCES; COVENANTS

Section 4.1             Further Assurances. From time to time after the Closing, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Contribution Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Contribution

Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Contribution Agreement.

Section 4.2             Covenants by Casey, Dowling and Friedman. Each of Casey, Dowling and Friedman hereby agree, for themselves and any successor member of the General Partner to such Party, that (i) other than reimbursement of out-of pocket expenses incurred in maintaining their membership interest in the General Partner and in managing the General Partner, such Party (solely in his capacity as a member of the General Partner) shall not receive any personal economic benefit from his ownership of a membership interest in the General Partner and (ii) such Party shall promptly deliver to Holdings any value received by such Party or any Affiliate (as defined in the Amended and Restated Agreement of Limited Partnership of Holdings) of such Party upon the sale by such Party of all or any portion of his membership interest in the General Partner or the sale of any assets of the General Partner to a third party in excess of such Party’s capital contribution to the General Partner and reasonable out-of-pocket expenses related to such sale.

ARTICLE V

INDEMNIFICATION

Section 5.1             Indemnification by the Contributing Parties. Subject to the other provisions of this Article V, each the Contributing Parties, jointly and severally, shall indemnify, defend and hold harmless Holdings from and against any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney’s fees and expert fees) of any and every kind and character (“Losses”), insofar as such Losses arise out of or are based upon:

(a)           the failure of any Contributing Party to be the owner of the respective assets transferred to Holdings pursuant to the terms of this Contribution Agreement as is necessary for Holdings to continue to own all of the Transferred Assets and to derive the benefits therefrom in accordance with the terms of such equity interests; and

(b)           the failure of any Contributing Party to have at the Closing any consent or approval of a Governmental Authority necessary to allow transfer by such Contributing Party of any of the Transferred Assets.

Section 5.2             Indemnification by Holdings. Holdings shall indemnify, defend and hold harmless each of the other Parties from and against all Losses suffered or incurred by such Party arising out of or relating to the Transferred Assets, except with respect to matters for which Holdings is entitled to indemnification therefor under Section 5.1.  In addition, Holdings shall indemnify, defend and hold harmless each of Casey, Dowling and Friedman (and each successor member of the General Partner to such Party) from and against all taxes, if any, incurred by such Party in connection with any transfer referred to in Section 4.2.

Section 5.3             Indemnification Procedure.

(a)           As used in this Section 5.3, the term “Indemnifying Party” refers to the Contributing Parties, jointly and severally, in the case of any indemnification obligation arising under Section 5.1, and to Holdings, in the case of any indemnification obligation arising under Section 5.2; and the term “Indemnified Party” refers to Holdings, in the case of any indemnification obligation arising under Section 5.1, and to the Contributing Parties, in the case of any indemnification obligation arising under Section 5.2.

(b)           The Indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this Article V, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

(c)           The Indemnifying Party shall have the right to control, at its sole cost and expense, all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article V, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any Governmental Authority and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party (which consent shall not be unreasonably withheld) unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

(d)           The Indemnified Party agrees to cooperate fully with the Indemnifying Party, with respect to (i) its pursuit of insurance coverage or recoveries with respect to the claims covered by the indemnification under this Article V and (ii) all aspects of the defense of any claims covered by the indemnification under this Article V, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records, and other information furnished by the Indemnified Party pursuant to this Section 5.3. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this

Article V provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(e)           The date on which written notification of a claim for indemnification is received by the Indemnifying Party shall determine whether such claim is timely made within the limitations specified in Section 5.1. No claim for indemnification pursuant to Section 5.1(a) shall be brought or made unless, prior to thirty (30) days after the actual knowledge by the Indemnified Party of the Losses set forth in Section 5.1(a), the Indemnified Party shall have delivered to the Indemnifying Party a good faith written notice to the effect that the Indemnified Party has incurred Losses entitled to be indemnified against under Section 5.1(a), which notice specifies in reasonable detail the amount of such Losses and the nature and basis of such claim.

ARTICLE VI

MISCELLANEOUS

Section 6.1             Order of Completion of Transactions. The transactions provided for in Article II of this Contribution Agreement shall be completed on the Closing Date in the order set forth therein.

Section 6.2             Costs. Holdings shall pay all expenses, fees and costs, including but not limited to, all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, Holdings shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to the provisions of this Contribution Agreement.

Section 6.3             Headings; References; Interpretation. All Article and Section headings in this Contribution Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Contribution Agreement, shall refer to this Contribution Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Contribution Agreement. All personal pronouns used in this Contribution Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.4             Successors and Assigns. The Contribution Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.5             No Third Party Rights. The provisions of this Contribution Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Contribution Agreement.

Section 6.6             Counterparts. This Contribution Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

Section 6.7             Governing Law. This Contribution Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.

Section 6.8             Severability. If any of the provisions of this Contribution Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Contribution Agreement. Instead, this Contribution Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Contribution Agreement at the time of execution of this Contribution Agreement.

Section 6.9             Amendment or Modification. This Contribution Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Contribution Agreement.

Section 6.10           Integration. This Contribution Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Contribution Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Contribution Agreement.

Section 6.11           Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Contribution Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

IN WITNESS WHEREOF, the parties to this Contribution Agreement have caused it to be duly executed as of the date first above written.

KSP INVESTORS A L.P.

By: PARK AVENUE TRANSPORTATION INC., its general partner

By:
Name:
Title:

KSP INVESTORS B L.P.

By: PARK AVENUE TRANSPORTATION INC., its general partner

By:
Name:
Title:

KSP INVESTORS C L.P.

By: PARK AVENUE TRANSPORTATION INC., its general partner

By:
Name:
Title:

THE INDIVIDUALS NAMED ON SCHEDULE I HERETO

By:
Name:
Title: Attorney-in-Fact

Signature Page to Contribution Agreement

EW TRANSPORTATION LLC

By:
Name:
Title:

K-SEA GP HOLDINGS LP

By: K-SEA GP LLC, its general partner

By:
Name:
Title:

Timothy J. Casey

James J. Dowling

Brian P. Friedman

Signature Page to Contribution Agreement

SCHEDULE I

Timothy J. Casey

John J. Nicola

Thomas M. Sullivan

Richard P. Falcinelli

Chris Palo

Greg Haslinsky

Terry Gill

Richard Pittner

Carl Eklof

S-1

Exhibit 2.1

Agreement and Plan of Merger

between

KSP GP and KSP GP of GP

Exhibit 2.3(a)

Agreement and Plan of Merger

between

EWT Corp and EWH Corp

Exhibit 2.3(b)

Agreement and Plan of Merger

between

EWH Corp and EW LLC

Exhibit 2.4(a)

Agreement and Plan of Merger

between

MergerCo and EW LLC